SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 13, 2002

                                   ----------

                                   KROLL INC.
             (Exact name of registrant as specified in its charter)



             Ohio                       000-21629                31-1470817
 (State or other jurisdiction of   (Commission file number)    (I.R.S. employer
  incorporation or organization)                             identification no.)




       900 Third Avenue
         New York, NY                                             10022
    (Address of principal                                       (Zip code)
      executive offices)

Registrant's telephone number, including area code:  (212) 593-1000

Item 2.     Acquisition of Assets.

      On June 13, 2002, Kroll completed the acquisition of ONTRACK Data International, Inc. ("Ontrack"), a leading provider of data recovery, electronic discovery, and computer forensics services.

      The transaction is a tax-free reorganization valued at approximately $150 million. Ontrack shareholders received 0.6447 shares of Kroll common stock per share of Ontrack. As a result, Kroll will issue approximately 7.9 million new shares of its common stock, including shares that may be issued upon the future exercise of Ontrack options that were assumed in the transaction.

Item 7      Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired. Incorporated herein by reference to Ontrack's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed on May 15, 2002 and Ontrack's Annual Report on Form 10-K for the year ended December 31, 2002 filed on Form 10-K/A on April 26, 2002.

      (b) Pro Forma Financial Information.

            1. Unaudited Pro Forma Condensed Combining Financial Statements of Registrant and Ontrack as of December 31, 2001 and for the year then ended. Incorporated herein by reference to Registrant's Registration Statement on Form S-4 (Registration No. 333-87074).

            2. Unaudited Pro Forma Condensed Combining Financial Statements of Registrant and Ontrack as of March 31, 2002 and for the three months then ended.*

      *To be filed by amendment within 60 days from the date this report must be filed pursuant to Item 7(a)(4) of Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              KROLL INC.


                              By: /s/ Sabrina H. Perel
                                 -----------------------------------
                                 Name:  Sabrina H. Perel
                                 Title: Vice President, General Counsel
                                        and Secretary


Date:  June 28, 2002



                                      -3-